Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Plans’ Administration Committee of
Citigroup Inc.:
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148844) of Citigroup Inc. of our report dated May 24, 2010 with respect to the financial statements of the Citigroup 401(k) Plan (the Plan) as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and the related supplemental schedules, which appear in the December 31, 2009 annual report on Form 11-K of the Plan.
/s/ KPMG LLP

New York, New York
May 24, 2010

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